SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2004

IGIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23506	33-0601498
State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 42nd Street, 7th Floor, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 575-0500

DIVA ENTERTAINMENT, INC.

8618 West Third Street, Los Angeles, CA 90048

(Former Name or Former Address, If Changed Since Last Report)

Item 1.	Changes in Control of Registrant.

A change in control of IGIA, Inc. (“IGIA”) , a Delaware corporation (formerly known as DIVA Entertainment, Inc.) has occurred, effective as of June 11, 2004. This change in control is the result of IGIA’s acquisition of all of the issued and outstanding shares of Tactica International, Inc., a Nevada corporation (“Tactica”) in exchange for shares of common stock and convertible preferred stock of IGIA pursuant to a Securities Purchase Agreement and Plan of Reorganization, dated as of June 11, 2004 (the “Securities Purchase Agreement”), by and among IGIA, Tactica and the shareholders of Tactica. In accordance with the Securities Purchase Agreement, (i) Tactica exchanged all of its issued and outstanding shares of common stock for shares of common stock and convertible preferred stock of IGIA as set forth below, (ii) the shareholders of Tactica control IGIA and (iii) Tactica is a wholly owned subsidiary of IGIA (the “Transaction”). Subject to certain post-closing covenants, the Transaction closed as of June 11, 2004. Prior to the Transaction, Tactica was a privately-held company. Tactica markets products in the personal care industry. As a part of the Transaction, the surviving corporation changed its name to IGIA, Inc. from Diva Entertainment, Inc. At the Closing of the Transaction, IGIA issued the following shares to the stockholders of Tactica and certain parties designated by Tactica:

1)	12,400,000 newly-issued shares of its common stock, and

2)	261,000 newly-issued shares of IGIA’s newly-designated Series E Redeemable Convertible Preferred Stock, which automatically converted into 26,100,000 newly-issued shares of IGIA’s common stock upon the stockholders’ approval of an amendment to IGIA’s Certificate of Incorporation to increase IGIA’s authorized shares of common stock from 20,000,000 to 100,000,000 shares.

As a result of the Transaction, former shareholders of Tactica currently hold approximately 76 % of the outstanding voting power of IGIA.

The following events also occurred in connection with the Transaction:

1) By action of IGIA’s Board of Directors and the holders of a majority of IGIA’s issued and outstanding common shares, IGIA filed a Certificate of Amendment to its Certificate of Incorporation which changed the company’s name to IGIA, Inc. and increased the number of IGIA’s authorized shares of common stock from 20,000,000 to 100,000,000 shares. The Board of Directors of IGIA also authorized the filing of a Certificate of Designation with respect to a newly authorized Series E Redeemable Convertible Preferred Stock.

Certain holders of IGIA’s Series A, Series B and Series C Redeemable Convertible Preferred Stock converted their stock into an aggregate of 2,093,340 shares of IGIA’s common stock. Following such conversions, the only shares of IGIA’s preferred stock which remained outstanding were 100 shares of Series A Redeemable Convertible Preferred Stock. Post-closing, IGIA converted the remaining shares of Series A Redeemable Convertible Preferred Stock to 4,600,000 shares of its common stock.

2) A holder of 4,225,000 shares of IGIA’s common stock agreed with IGIA to exchange 3,725,000 of such shares for all of the issued and outstanding shares of Diva Entertainment, Inc., a Florida corporation (“Diva Florida”), the sole subsidiary of IGIA prior to the Transaction. Prior to such exchange, Diva Florida declared a dividend to IGIA (which was Diva Florida’s sole shareholder) comprising all of the issued and outstanding shares of Diva Florida’s wholly-owned subsidiary, Prima EastWest Model Management, Inc., a California corporation (“Prima”).

2

3) IGIA declared a dividend to its shareholders of record on May 28, 2004, such dividend comprising all of its shares of Prima. IGIA’s Board of Directors declared that 90% of the Prima shares be issued pro-rata to IGIA’s preferred stockholders as of the record date and that 10% of the Prima shares be issued pro-rata to IGIA’s common stockholders as of the record date.

4) 1,209,000 shares of IGIA’s common stock were tendered by the holders thereof for cancellation.

5) Peter C. Zachariou, President and a director, and David Lean, acting Secretary and a director, resigned from such positions and were replaced by the following persons in the positions listed opposite their names:

Avi Sivan	Chairman, Chief Executive Officer and Director
Prem Ramchandani	President, Treasurer and Director
Paul Greenfield	Secretary and General Counsel
Kurt Streams	Assistant Secretary and Chief Financial Officer

The Transaction is expected to be treated as a tax-free reorganization for federal income tax purposes. A copy of the Securities Purchase Agreement is attached hereto as Exhibit 2.1. A copy of the audited Financial Statements of Tactica International, Inc. for the periods ended February 28, 2003 and 2002 is attached hereto as Appendix 1.1. Condensed unaudited financial information of Tactica International, Inc. for the fiscal year ended February 29, 2004 is attached hereto as Appendix 1.2. A copy of the Company’s Certificate of Amendment to Certificate of Incorporation is attached hereto as Exhibit 3.1. The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, which is incorporated herein by reference.

3

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Appendix 1.1	Audited Financial Statements of Tactica International, Inc. for the fiscal years ended February 28, 2003 and 2002

Appendix 1.2	Condensed unaudited financial information of Tactica International, Inc. for the fiscal year ended February 29, 2004

Audited financial statements for the fiscal year ended February 29, 2004 shall be filed within 60 days of June 26, 2004, the due date for this Form 8-K.

(b)	Pro forma financial information.

None.

(c)	Exhibits.

2.1	Form of Securities Purchase Agreement and Plan of Reorganization, dated as of June 11, 2004, by and among IGIA, Inc., a Delaware Corporation, Tactica International, Inc., a Nevada corporation and the stockholders of Tactica International, Inc.

3.1	Certificate of Amendment to Certificate of Incorporation

23.1	Consent of KPMG LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGIA, Inc.

Date: June 18, 2004	By:	/s/ Avi Sivan
Avi Sivan, Chief Executive Officer

4

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
2.1	Form of Securities Purchase Agreement and Plan of Reorganization, dated as of June 11, 2004, by and among IGIA, Inc., a Delaware Corporation, Tactica International, Inc., a Nevada corporation, and the stockholders of Tactica International, Inc.

3.1	Certificate of Amendment to Certificate of Incorporation

23.1	Consent of KPMG LLP

5

IGIA, INC.

Appendix 1.1

TACTICA INTERNATIONAL, INC.

Financial Statements

February 28, 2003 and 2002

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors

Tactica International, Inc.:

We have audited the accompanying balance sheets of Tactica International, Inc. (the Company) as of February 28, 2003 and 2002, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tactica International, Inc. as of February 28, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/    KPMG LLP

May 13, 2003

TACTICA INTERNATIONAL, INC.

Balance Sheets

February 28, 2003 and 2002

	2003	2002
Assets
Cash	$393,909	6,799,784
Accounts receivable, net	5,094,785	6,975,106
Income tax refund receivable	1,870,231	—
Inventories	11,187,525	5,494,369
Prepaid expenses	436,628	725,259
Production television costs, net of amortization	552,311	291,006

Total current assets	19,535,389	20,285,524
Property and equipment, net of accumulated depreciation	234,495	118,419
Security deposits	54,194	115,277
Deferred tax asset	133,469	907,469
Loans to minority stockholders	4,409,371	4,103,121

Total assets	$24,366,918	25,529,810

Liabilities and Stockholders’ Deficit
Accounts payable	$3,247,222	4,048,148
Accrued expenses	4,940,359	5,322,623
Income taxes payable	—	3,405,000
Line of credit – majority stockholder	14,850,319	12,577,858

Total current liabilities	23,037,900	25,353,629
Loan payable – majority stockholder	3,500,000	3,500,000

Total liabilities	26,537,900	28,853,629

Stockholders’ deficit:
Common stock; 1,000 shares authorized, 1,000 shares outstanding	77,000	77,000
Additional paid-in capital	756,480	756,480
Accumulated deficit	(3,004,462)	(4,157,299)

Total stockholders’ deficit	(2,170,982)	(3,323,819)

Total liabilities and stockholders’ deficit	$24,366,918	25,529,810

See accompanying notes to financial statements.

TACTICA INTERNATIONAL, INC.

Statements of Operations

Years ended February 28, 2003 and 2002

	2003	2002
Net sales	$79,174,392	108,675,180
Cost of goods sold	23,751,341	27,818,525

Gross profit	55,423,051	80,856,655

Operating expenses:
Media advertising	24,835,795	33,191,450
Other	28,101,109	35,735,023

	52,936,904	68,926,473

Operating income	2,486,147	11,930,182

Other income (expense):
Interest expense	(900,474)	(1,317,473)
Interest income	321,597	324,629
Other, net	268,986	142,119

Total other income (expense)	(309,891)	(850,725)

Income before income tax expense	2,176,256	11,079,457
Income tax expense	(1,023,419)	(4,100,000)

Net income	$1,152,837	6,979,457

See accompanying notes to financial statements.

TACTICA INTERNATIONAL, INC.

Statements of Stockholders’ Deficit

Years ended February 28, 2003 and 2002

	Common stock	Additional paid-in capital	Accumulated deficit	Total stockholders’ deficit
Balances, February 28, 2001	$77,000	156,480	(11,136,756)	(10,903,276)

Net income	—	—	6,979,457	6,979,457
Cash contribution	—	600,000	—	600,000

Balances, February 28, 2002	77,000	756,480	(4,157,299)	(3,323,819)

Net income	—	—	1,152,837	1,152,837

Balances, February 28, 2003	$77,000	756,480	(3,004,462)	(2,170,982)

See accompanying notes to financial statements.

TACTICA INTERNATIONAL, INC.

Statements of Cash Flows

Years ended February 28, 2003 and 2002

	2003	2002
Cash flows from operating activities:
Net income	$1,152,837	6,979,457
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73,232	49,575
Accrued interest on loans to minority stockholders	(306,250)	(277,049)
Allowance for doubtful accounts	1,308,598	797,422
Changes in operating assets and liabilities:
Deferred tax expense	774,000	609,268
Trade accounts receivable	571,723	(4,461,492)
Inventories	(5,693,156)	(1,335,541)
Prepaid expenses and other assets	349,714	(400,815)
Television production costs and other assets	(261,305)	(139,456)
Trade accounts payable	(800,926)	851,217
Accrued expenses	(382,264)	4,584,152
Income taxes payable/receivable	(5,275,231)	3,405,000

Net cash provided by (used in) operating activities	(8,489,028)	10,661,738

Cash flows from investing activities:
Purchases of property and equipment	(189,308)	(119,460)

Net cash used in investing activities	(189,308)	(119,460)

Cash flows from financing activities:
Decrease in restricted cash	—	396,065
Advances on line of credit – majority stockholder	5,358,157	1,828,238
Payments on line of credit – majority stockholder	(3,085,696)	(6,750,380)
Capital contribution	—	600,000

Net cash provided by (used in) financing activities	2,272,461	(3,926,077)

Net increase (decrease) in cash	(6,405,875)	6,616,201

Cash, beginning of period	6,799,784	183,583

Cash, end of period	$393,909	6,799,784

Supplemental disclosures:
Interest paid	$2,327,145	1,426,671
Income taxes paid	—	5,776,000

See accompanying notes to financial statements.

TACTICA INTERNATIONAL, INC.

Notes to Financial Statements

February 28, 2003 and 2002

(1) Summary of Significant Accounting Policies

(a) Organization

Tactica International, Inc. (Tactica or the Company) sells personal care and household products to major retailers and through direct marketing. On March 14, 2000, the Company entered into an agreement in which substantially all the assets and liabilities of Tactica International, LLC and Health Direct, LLC (collectively, the Predecessor Company) were transferred to the Company.

(b) Revenue Recognition

The Company recognizes revenue when it ships its product to customers. Customers at times request credits for returned product or in connection with incentives such as cooperative advertising agreements. The Company reduces sales or increases selling, general, and administrative expenses, depending on the nature of the credits, for estimated future credits to customers. Management bases such estimates either on historical information about credits issued, relative to total sales, or on specific knowledge of incentives offered to retailers.

(c) Advertising Expense

Advertising expense is comprised of media, agency, and production expenses. Advertising expenses are charged to expense in the month in which the advertising first takes place. Certain production costs to produce direct response advertising are capitalized and amortized over the expected life of the advertisement.

(d) Inventories

Inventories are stated at the lower of cost or market, determined on a FIFO (first-in, first-out) basis. Inventories at February 28, 2003 and 2002 consist primarily of finished goods.

(e) Property and Equipment

Property and equipment is capitalized at cost and depreciated using the straight-line method over the estimated useful lives of the various assets. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of property and equipment sold or otherwise retired and the related accumulated depreciation is removed from the accounts, with any resulting gain or loss included in results from operations.

(f) Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying value amounts of existing assets and liabilities and their respective tax bases, as well as operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(Continued)

TACTICA INTERNATIONAL, INC.

Notes to Financial Statements

February 28, 2003 and 2002

(g) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(2) Accounts Receivable

Accounts receivable was comprised of the following at February 28:

	2003	2002
Accounts receivable	$9,112,492	9,684,215
Less allowance for doubtful accounts	(4,017,707)	(2,709,109)

Accounts receivable, net	$5,094,785	6,975,106

(3) Property and Equipment

A summary of property and equipment at February 28 was as follows:

	Useful lives (years)	2003	2002
Furniture and fixtures	7	$48,718	34,532
Leasehold improvements	10	43,122	18,546
Showroom	7	47,971	47,971
Computer equipment	5	250,628	190,843
Office equipment	5	66,007	34,141
Computer software	3	45,633	8,002
Vehicles	5	21,264	—

		523,343	334,035
Less accumulated depreciation		(288,848)	(215,616)

		$234,495	118,419

(Continued)

TACTICA INTERNATIONAL, INC.

Notes to Financial Statements

February 28, 2003 and 2002

(4) Income Taxes

The Company’s effective tax rate differed from the statutory federal income tax rate at February 28 due to the following:

	2003	2002
Income tax at statutory rate	35.0%	35.0
State and local income tax provision	10.0	10.0
Reversal of valuation allowance	—	(8.0)
Other	2.0	—

Effective tax rate	47.0%	37.0

The tax effects of significant temporary differences representing deferred tax assets at February 28 were as follows:

	2003	2002
Uniform capitalization adjustment, depreciation, and amortization	$(764,419)	(311,630)
Net operating loss carryforwards	95,263	—
Allowance for doubtful accounts	552,221	—
Accrued bonus	139,783	—
Unearned revenue	96,203	1,219,099
Other	14,418	—

Net deferred tax assets	$133,469	907,469

At February 28, 2001, the Company had net operating loss carryforwards of approximately $3,482,000, which were fully realized during the year ended February 28, 2002. The realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Certain of the Company’s gross deferred tax assets did not, in the opinion of management, meet that standard as of February 28, 2001. Therefore, the Company had recognized a valuation allowance for those assets. The amount of the deferred tax asset considered realizable could be reduced if estimates of future taxable income during the period are reduced.

The components of income tax expense were as follows:

	2003	2002
Current	$249,419	3,491,000
Deferred	774,000	609,000

	$1,023,419	4,100,000

TACTICA INTERNATIONAL, INC.

Notes to Financial Statements

February 28, 2003 and 2002

(5) Line of Credit—Majority Stockholder

The Company has a $17,500,000 line of credit with the 55% stockholder in the Company expiring on March 14, 2005. Borrowings under the line of credit bear interest at the prime rate (4.25% and 4.75% at February 28, 2003 and 2002, respectively). Borrowings under the line of credit at February 28, 2003 and 2002 were $14,850,319 and $12,577,858, respectively. The unpaid balance and interest on the line of credit has a maturity date of March 14, 2005. The line of credit contains covenants requiring minimum working capital, net worth, cash flow from operations, and earnings before interest, taxes, depreciation, and amortization (EBITDA). At February 28, 2003 and 2002, the Company was not in compliance with certain of these covenants. Under the provisions of the related loan agreement, the related party could have declared the loans in default and demanded immediate payment. Accordingly, the line of credit has been classified as a current liability at February 28, 2003 and 2002.

(6) Note Payable—Majority Stockholder

The Company has a note payable to the 55% stockholder in the Company. Interest is due quarterly at a rate of 8.75% per annum. The loan is due and payable on March 14, 2005.

(7) Commitments and Contingencies

Beginning in July 2003, the Company leases its office facilities under a noncancelable operating lease expiring in February 2006. Rent expense for the years ended February 28, 2003 and 2002 was $760,691 and $316,069, respectively.

Future minimum rentals for noncancellable operating leases with terms in excess of one year as of February 28, 2003 were as follows:

Year ending February 28:
2004	$778,887
2005	778,887
2006	778,887

$2,336,661

Included in the results of operations for the years ended February 28, 2003 and 2002 and in accrued expenses at February 28, 2003 and 2002 are costs incurred or accrued related to litigation and contingencies arising in the normal course of business. Management believes that amounts accrued are adequate as of February 28, 2003 and 2002 and that any additional costs that may result from resolution of these contingencies would not have a material effect on the Company’s financial position, results of operations, or cash flows.

(8) Significant Customer

During the year ended February 28, 2002, one of the Company’s customers accounted for 15% of net sales.

TACTICA INTERNATIONAL, INC.

Notes to Financial Statements

February 28, 2003 and 2002

(9) Related Party Transactions

The Company loaned the three minority stockholders of the Company a total of $3,500,000 on March 14, 2000. The loans bear interest at 8.75% per annum. All principal and unpaid interest on the loans is due and payable March 14, 2005.

During 2002 and part of 2003, the Company occupied office space leased by an entity in which the minority stockholders have an interest. During the years ended February 28, 2003 and 2002, the Company paid approximately $121,000 and $290,000, respectively, for rent on behalf of such entity.

(10) Stockholders’ Equity

Concurrent with changes to agreements between the majority and minority stockholders, certain minority stockholders contributed $600,000 to the Company during the year ended February 28, 2002.

IGIA, Inc.

Appendix 1.2

Condensed Unaudited Financial Information of Tactica International, Inc. for the fiscal year ended February 29, 2004

Net sales	$39,609,912
Cost of goods sold	$20,375,709
Gross profit	$19,234,203
Operating expenses:	$32,727,217
Operating loss	$(13,493,014)
Current assets	$17,990,919
Other assets	$4,928,334
Total assets	$22,919,253
Current liabilities	$30,604,789
Long-term debt	$3,500,000
Other liabilities	$—
Shareholder’s deficit	$(11,185,536)